                                 Exhibit 10(cc)

Credit Agreement among the Company, the Lenders, Keybank National Association (as joint lead arranger and administrative agent) and National City Bank (as joint lead arranger and syndication agent) dated August 20, 2004.

================================================================================


                                CREDIT AGREEMENT

                                      AMONG

                               A. SCHULMAN, INC.,
                                  AS BORROWER,

                            THE LENDERS NAMED HEREIN,
                                   AS LENDERS,

                          KEYBANK NATIONAL ASSOCIATION,
                AS JOINT LEAD ARRANGER AND ADMINISTRATIVE AGENT,

                                       AND

                               NATIONAL CITY BANK,
                  AS JOINT LEAD ARRANGER AND SYNDICATION AGENT

                              ---------------------

                                   DATED AS OF
                                 AUGUST 20, 2004

                              ---------------------

================================================================================

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
ARTICLE I. DEFINITIONS.............................................................                  1
    Section 1.1. Definitions.......................................................                  1
    Section 1.2. Accounting Terms..................................................                 19
    Section 1.3. Terms Generally...................................................                 19

ARTICLE II. AMOUNT AND TERMS OF CREDIT.............................................                 19
    Section 2.1. Amount and Nature of Credit.......................................                 19
    Section 2.2. Revolving Credit..................................................                 20
    Section 2.3. Interest..........................................................                 26
    Section 2.4. Evidence of Indebtedness..........................................                 27
    Section 2.5. Notice of Credit Event; Funding of Loans..........................                 27
    Section 2.6. Payment on Loans and Other Obligations............................                 28
    Section 2.7. Prepayment........................................................                 29
    Section 2.8. Facility and Other Fees...........................................                 30
    Section 2.9. Modifications of Commitment.......................................                 30
    Section 2.10. Computation of Interest and Fees.................................                 31
    Section 2.11. Mandatory Payment................................................                 31
    Section 2.12. Extension of Commitment..........................................                 31

ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR FIXED RATE LOANS;
          INCREASED CAPITAL; TAXES.................................................                 32
    Section 3.1. Requirements of Law...............................................                 32
    Section 3.2. Taxes.............................................................                 33
    Section 3.3. Funding Losses....................................................                 35
    Section 3.4. Eurodollar Rate or Alternate Currency Rate Lending Unlawful;
           Inability to Determine Rate.............................................                 35

ARTICLE IV. CONDITIONS PRECEDENT...................................................                 36
    Section 4.1. Conditions to Each Credit Event...................................                 36
    Section 4.2. Conditions to the First Credit Event..............................                 36

ARTICLE V. COVENANTS...............................................................                 38
    Section 5.1. Insurance.........................................................                 38
    Section 5.2. Money Obligations.................................................                 38
    Section 5.3. Financial Statements and Information..............................                 38
    Section 5.4. Financial Records.................................................                 39
    Section 5.5. Franchises; Change in Business....................................                 40
    Section 5.6. ERISA Compliance..................................................                 40
    Section 5.7. Financial Covenants...............................................                 40
    Section 5.8. Borrowing.........................................................                 41
    Section 5.9. Liens.............................................................                 41
    Section 5.10. Regulations T, U and X...........................................                 43
    Section 5.11. Investments, Loans and Guaranties................................                 43
    Section 5.12. Merger and Sale of Assets........................................                 44
    Section 5.13. Acquisitions.....................................................                 44

                                TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
    Section 5.14. Notice...........................................................                 45
    Section 5.15. Restricted Payments..............................................                 45
    Section 5.16. Environmental Compliance.........................................                 45
    Section 5.17. Affiliate Transactions...........................................                 46
    Section 5.18. Use of Proceeds..................................................                 46
    Section 5.19. Corporate Names..................................................                 46
    Section 5.20. Subsidiary Guaranties............................................                 46
    Section 5.21. Restrictive Agreements...........................................                 47
    Section 5.22. Other Covenants..................................................                 47
    Section 5.23. Guaranty Under Material Indebtedness Agreement...................                 47
    Section 5.24. Pari Passu Ranking...............................................                 47
    Section 5.25. Note Agreement...................................................                 47

ARTICLE VI. REPRESENTATIONS AND WARRANTIES.........................................                 48
    Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification..........                 48
    Section 6.2. Corporate Authority...............................................                 48
    Section 6.3. Compliance with Laws and Contracts................................                 48
    Section 6.4. Litigation and Administrative Proceedings.........................                 49
    Section 6.5. Title to Assets...................................................                 49
    Section 6.6. Liens and Security Interests......................................                 49
    Section 6.7. Tax Returns.......................................................                 49
    Section 6.8. Environmental Laws................................................                 49
    Section 6.9. Continued Business................................................                 50
    Section 6.10. Employee Benefits Plans..........................................                 50
    Section 6.11. Consents or Approvals............................................                 51
    Section 6.12. Solvency.........................................................                 51
    Section 6.13. Financial Statements.............................................                 51
    Section 6.14. Regulations......................................................                 51
    Section 6.15. Material Agreements..............................................                 51
    Section 6.16. Intellectual Property............................................                 52
    Section 6.17. Insurance........................................................                 52
    Section 6.18. Accurate and Complete Statements.................................                 52
    Section 6.19. Note Agreement...................................................                 52
    Section 6.20. Defaults.........................................................                 52

ARTICLE VII. EVENTS OF DEFAULT.....................................................                 52
    Section 7.1. Payments..........................................................                 52
    Section 7.2. Special Covenants.................................................                 52
    Section 7.3. Other Covenants...................................................                 52
    Section 7.4. Representations and Warranties....................................                 53
    Section 7.5. Cross Default.....................................................                 53
    Section 7.6. ERISA Default.....................................................                 53
    Section 7.7. Change in Control.................................................                 53
    Section 7.8. Money Judgment....................................................                 53
    Section 7.9. Validity of Loan Documents........................................                 53

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
    Section 7.10. Note Agreement...................................................                 53
    Section 7.11. Solvency of Certain Companies....................................                 53
    Section 7.12. Solvency.........................................................                 54

ARTICLE VIII. REMEDIES UPON DEFAULT................................................                 54
    Section 8.1. Optional Defaults.................................................                 54
    Section 8.2. Automatic Defaults................................................                 54
    Section 8.3. Letters of Credit.................................................                 55
    Section 8.4. Offsets...........................................................                 55
    Section 8.5. Equalization Provision............................................                 55
    Section 8.6. Other Remedies....................................................                 56

ARTICLE IX. THE AGENT..............................................................                 56
    Section 9.1. Appointment and Authorization.....................................                 56
    Section 9.2. Note Holders......................................................                 56
    Section 9.3. Consultation With Counsel.........................................                 56
    Section 9.4. Documents.........................................................                 57
    Section 9.5. Agent and Affiliates..............................................                 57
    Section 9.6. Knowledge of Default..............................................                 57
    Section 9.7. Action by Agent...................................................                 57
    Section 9.8. Release of Guarantor of Payment...................................                 57
    Section 9.9. Notice of Default.................................................                 57
    Section 9.10. Indemnification of Agent.........................................                 57
    Section 9.11. Successor Agent..................................................                 58
    Section 9.12. Other Agents.....................................................                 58

ARTICLE X. MISCELLANEOUS...........................................................                 58
    Section 10.1. Lenders' Independent Investigation...............................                 58
    Section 10.2. No Waiver; Cumulative Remedies...................................                 58
    Section 10.3. Amendments, Consents.............................................                 59
    Section 10.4. Notices..........................................................                 59
    Section 10.5. Costs, Expenses and Taxes........................................                 59
    Section 10.6. Indemnification..................................................                 60
    Section 10.7. Obligations Several; No Fiduciary Obligations....................                 60
    Section 10.8. Execution in Counterparts........................................                 60
    Section 10.9. Binding Effect; Borrower's Assignment............................                 60
    Section 10.10. Lender Assignments..............................................                 61
    Section 10.11. Sale of Participations..........................................                 62
    Section 10.12. Severability of Provisions; Captions; Attachments...............                 63
    Section 10.13. Investment Purpose..............................................                 63
    Section 10.14. Entire Agreement................................................                 64
    Section 10.15. Legal Representation of Parties.................................                 64
    Section 10.16. Currency........................................................                 64
    Section 10.17. Governing Law; Submission to Jurisdiction.......................                 64
    Section 10.18. Jury Trial Waiver...............................................  Signature Page 66

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Exhibit A      Form of Revolving Credit Note
Exhibit B      Form of Competitive Bid Note
Exhibit C      Form of Notice of Loan
Exhibit D      Form of Compliance Certificate
Exhibit E-1    Form of Competitive Bid Request
Exhibit E-2    Form of Invitation for Competitive Bids
Exhibit E-3    Form of Competitive Bid Notice
Exhibit F      Form of Assignment and Acceptance Agreement
Exhibit G      Form of Request for Extension

Schedule 1     Commitment of Lenders
Schedule 2     Guarantors of Payment
Schedule 2.2   Existing Letters of Credit
Schedule 5.8   Indebtedness
Schedule 5.9   Liens
Schedule 6.1   Subsidiaries
Schedule 6.4   Litigation and Administrative Proceedings
Schedule 6.10  Employee Benefits Plans
Schedule 6.15  Material Agreements

      This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 20th day of August, 2004, among:

            (a) A. SCHULMAN, INC., a Delaware corporation ("Borrower");

            (b) the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that becomes a party hereto pursuant to Section 2.9(b) or 10.10 hereof (collectively, the "Lenders" and, individually, each a "Lender");

            (c) KEYBANK NATIONAL ASSOCIATION, as joint lead arranger and administrative agent for the Lenders under this Agreement ("Agent"); and

            (d) NATIONAL CITY BANK, as joint lead arranger and syndication agent ("Syndication Agent").

                                   WITNESSETH:

      WHEREAS, Borrower, Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

      Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

      "Additional Commitment" shall mean that term as defined in Section 2.9(b) hereof.

      "Additional Lender" shall mean an Eligible Transferee that shall become a Lender hereunder during the Commitment Increase Period pursuant to Section 2.9(b) hereof.

      "Additional Lender Assumption Agreement" shall mean an additional lender assumption agreement, in form and substance satisfactory to Agent, wherein an Additional Lender shall become a Lender hereunder.

      "Additional Lender Assumption Effective Date" shall mean that term as defined in Section 2.9(b) hereof.

      "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Obligations, if such payment results in that Lender having less than its pro rata share of the Obligations then outstanding, than was the case immediately before such payment.

      "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

      "Agent" shall mean that term as defined in the first paragraph hereof.

      "Agent Fee Letter" shall mean the Agent Fee Letter between Borrower and Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

      "Agreement" shall mean that term as defined in the first paragraph hereof.

      "Alternate Currency" shall mean Euros, Pounds Sterling or any other currency, other than Dollars, agreed to by Agent and the Lenders that shall be freely transferable and convertible into Dollars.

      "Alternate Currency Exposure" shall mean, at any time and without duplication, the sum of the Dollar Equivalent of (a) the aggregate principal amount of Alternate Currency Loans outstanding, and (b) the Letter of Credit Exposure that is denominated in one or more Alternate Currencies.

      "Alternate Currency Loan" shall mean a Revolving Loan described in Section 2.2(a) hereof that shall be denominated in an Alternate Currency and on which Borrower shall pay interest at a rate based upon the Derived LIBOR Fixed Rate applicable to such Alternate Currency.

      "Alternate Currency Maximum Amount" shall mean, at any time, the Dollar Equivalent of Sixty-Five Million Dollars ($65,000,000).

      "Alternate Currency Rate" shall mean, with respect to an Alternate Currency Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Alternate Currency Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for deposits in the relevant Alternate Currency in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Alternate Currency Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in the relevant Alternate Currency for the relevant Interest Period and in the amount of the Alternate Currency Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Alternate Currency market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Alternate Currency Loan hereunder; by (b) 1.00 minus the Reserve Percentage.

      "Applicable Facility Fee Rate" shall mean:

      (a) for the period from the Closing Date through December 31, 2004, ten
(10) basis points; and

      (b) commencing with the Consolidated financial statements of Borrower for the fiscal year ending August 31, 2004, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on January 1, 2005 and thereafter:

                                                                                   APPLICABLE FACILITY
                  LEVERAGE RATIO                                                        FEE RATE
                  --------------                                                   -------------------
Greater than or equal to 2.75 to 1.00                                                     20.00
Greater than or equal to 2.50 to 1.00 but less than 2.75 to 1.00                          15.00
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00                          12.50
Less than 2.00 to 1.00                                                                    10.00

After January 1, 2005, changes to the Applicable Facility Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

      "Applicable Margin" shall mean:

      (a) for the period from the Closing Date through December 31, 2004, thirty
(30) basis points; and

      (b) commencing with the Consolidated financial statements of Borrower for the fiscal quarter ending August 31, 2004, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on January 1, 2005 and thereafter:

                                                                                     APPLICABLE BASIS
                                                                                     POINTS FOR LIBOR
                     LEVERAGE RATIO                                                  FIXED RATE LOANS
                     --------------                                                  ----------------
Greater than or equal to 2.75 to 1.00                                                    93.00
Greater than or equal to 2.50 to 1.00 but less than 2.75 to 1.00                         75.00
Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00                         62.50
Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00                         43.00
Less than 1.50 to 1.00                                                                   30.00

After January 1, 2005, changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof.

      "Approved Depository" shall mean any domestic or foreign commercial bank or United States branch of a foreign bank licensed under the laws of the United States or a State thereof having (a) capital and surplus in excess of Two Hundred Fifty Million Dollars ($250,000,000), and (b) a Keefe Bank Watch Rating of "B" or better or, with respect to any investment or deposit in a foreign bank in excess of One Million Dollars ($1,000,000), an equivalent rating from a comparable foreign rating agency.

      "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached Exhibit F.

      "Authorized Officer" shall mean a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to Agent) to handle certain administrative matters in connection with this Agreement.

      "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

      "Base Rate Loan" shall mean a Revolving Loan described in Section 2.2(a) hereof, that shall be denominated in Dollars and on which Borrower shall pay interest at a rate based on the Base Rate.

      "Borrower" shall mean that term as defined in the first paragraph hereof.

      "Business Day" shall mean (a) any day that is not a Saturday, Sunday or other day on which national banking associations are authorized or required to close, (b) if the applicable Business Day relates to a Eurodollar Loan, a day of the year on which dealings in deposits are carried on in the London interbank Eurodollar market, or (c) if the applicable Business Day relates to an Alternate Currency Loan, a day of the year on which dealings in deposits are carried on in the relevant Alternate Currency.

      "Capital Distribution" shall mean a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, for the purchase, acquisition, redemption, repurchase or retirement of any capital stock or other equity interest of such Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company's capital stock or other equity interest.

      "Cash Equivalent" shall mean (a) a security that is the direct obligation of the United States of America, any member state of the European Union or any other sovereign nation not targeted for sanctions by the Office of Foreign Assets Control of the United States Department of the Treasury so long as the full faith of and credit of such nation is pledged in support thereof; (b) time deposits, certificates of deposit or bankers acceptances issued by an Approved Depository; (c) commercial paper or securities that at the time of investment therein shall have been assigned one of the two highest quality ratings in accordance with the rating systems employed by any of Moody's, Standard & Poor's or Fitch or any equivalent foreign rating agency; (d) fully collateralized repurchase obligations entered into with any Approved Depository, having a term of not more than ninety (90) days and covering securities of the type describe in subpart (a) above; or (e) investments in funds of any Societe d'Investissement a Capital Variable maintained by an Approved Depository that invest primarily in cash and cash equivalents.

      "Change in Control" shall mean (a) the acquisition of (or, if earlier, the approval by the shareholders or directors of Borrower of the acquisition of) ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty percent (30%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors or other governing body of Borrower by Persons who were neither (i) nominated by the board of directors or other governing body of Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a change in control, or other similar provision, as defined in any Material Indebtedness Agreement.

      "Closing Commitment Amount" shall mean One Hundred Million Dollars ($100,000,000).

      "Closing Date" shall mean the effective date of this Agreement as set forth in the first paragraph of this Agreement.

      "Closing Fee Letter" shall mean the Closing Fee Letter between Borrower and Agent, dated as of the Closing Date.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

      "Commitment" shall mean the obligation hereunder of the Lenders, during the Commitment Period, to make Loans and to participate in the issuance of Letters of Credit pursuant to the Revolving Credit Commitments, up to the Total Commitment Amount.

      "Commitment Increase Period" shall mean the period from the Closing Date to the date that is six months prior to the last day of the Commitment Period, or such later date as shall be agreed to in writing by Agent.

      "Commitment Percentage" shall mean, for each Lender, the percentage set forth opposite such Lender's name under the column headed "Commitment Percentage", as listed in Schedule 1 hereto.

      "Commitment Period" shall mean the period from the Closing Date to August 19, 2009, or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

      "Companies" shall mean Borrower and all Subsidiaries.

      "Company" shall mean Borrower or a Subsidiary.

      "Competitive Bid" shall mean an offer by a Lender to make a Competitive Bid Loan in accordance with Section 2.2(c) hereof.

      "Competitive Bid Auction" shall mean a solicitation of Competitive Bids setting forth the Competitive Bid Rates for a Competitive Bid Loan pursuant to
Section 2.2(c) hereof.

      "Competitive Bid Auction Date" shall mean the first Business Day prior to the proposed date of borrowing of the Competitive Bid Loan, or such other time or date as to which Borrower and Agent shall have mutually agreed and as to which Agent shall have notified the Lenders not later than the date of the Competitive Bid Request for the first Competitive Bid Auction for which such change is to be effective.

      "Competitive Bid Exposure" shall mean, at any time, the aggregate principal amount of all Competitive Bid Loans then outstanding.

      "Competitive Bid Loan" shall mean a Loan made by a Lender to Borrower in accordance with Section 2.2(c) hereof.

      "Competitive Bid Loan Maturity Date" shall mean, with respect to a Competitive Bid Loan, the earlier of (a) the Competitive Bid Loan Maturity Date for such Competitive Bid Loan, or (b) the last day of the Commitment Period.

      "Competitive Bid Note" shall mean each Competitive Bid Note executed and delivered pursuant to Section 2.4(b) hereof.

      "Competitive Bid Notice" shall mean a Competitive Bid Notice substantially in the form of the attached Exhibit E-3.

      "Competitive Bid Rate" shall have the meaning set forth in Section 2.2(c)(iv) hereof.

      "Competitive Bid Request" shall mean a Competitive Bid Request substantially in the form of the attached Exhibit E-1.

      "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit D.

      "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment, in excess of fair and reasonable amounts, of consulting fees or fees for a covenant not to compete and any other consideration paid for such Acquisition.

      "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

      "Consolidated Capital Expenditures" shall mean, for any period, the amount of capital expenditures of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill, amortization and write-off) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated EBIT" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, and (b) Consolidated Income Tax Expense.

      "Consolidated EBITDA" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, Consolidated EBIT for such period plus the aggregate amounts deducted in determining Consolidated Net Earnings in respect of Consolidated Depreciation and Amortization Charges.

      "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the gross or net income of Borrower (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of Borrower, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Interest Expense" shall mean, for any period, the interest expense of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP (excluding, however, non-recurring gains or losses).

      "Consolidated Net Worth" shall mean, at any date, the stockholders' equity of Borrower, determined as of such date on a Consolidated basis and in accordance with GAAP (excluding, however, the effect of translation of foreign currencies from stockholders equity).

      "Consolidated Total Indebtedness" shall mean, at any date, all Indebtedness of Borrower, as determined on a Consolidated basis and in accordance with GAAP; provided that, in determining the amount of Indebtedness under any Hedge Agreement, such amount shall be the loss, if any, that would be incurred by the applicable Company under such Hedge Agreement, if such Hedge Agreement were marked to market in accordance with GAAP as of such date.

      "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

      "Credit Event" shall mean the making by the Lenders of a Loan, the conversion by the Lenders of a Base Rate Loan to a Eurodollar Loan, the continuation by the Lenders of a Eurodollar Loan after the end of the applicable Interest Period, or the issuance by the Fronting Lender of a Letter of Credit.

      "Credit Party" shall mean Borrower and any Subsidiary or other Affiliate that is a Guarantor of Payment.

      "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders in writing.

      "Default Rate" shall mean (a) with respect to any Loan, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the Base Rate from time to time in effect.

      "Derived LIBOR Fixed Rate" shall mean (a) with respect to a Eurodollar Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Eurodollar Rate, and (b) with respect to an Alternate Currency Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Alternate Currency Rate applicable to the relevant Alternate Currency.

      "Dollar" or the sign $ shall mean lawful money of the United States of America.

      "Dollar Equivalent" shall mean (a) with respect to an Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, the Dollar equivalent of the amount of such Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date two Business Days before the date of such Alternate Currency Loan, for the purchase of the relevant Alternate Currency with Dollars for delivery on the date of such Alternate Currency Loan or Letter of Credit, and (b) with respect to any other amount, if such amount is denominated in Dollars, then such amount in Dollars and, otherwise the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of the relevant Alternate Currency with Dollars for delivery on such date; provided, however, that, in calculating the Dollar Equivalent for purposes of determining (i) Borrower's obligation to prepay Loans and Letters of Credit pursuant to Section 2.11 hereof, or (ii) Borrower's ability to request additional Loans or Letters of Credit pursuant to the Commitment (or of Borrower to request Invitations for Competitive Bids), Agent may, in its discretion, on any Business Day selected by Agent (prior to payment in full of the Obligations), calculate the Dollar Equivalent of each such Loan or Letter of Credit. Agent shall notify Borrower of the Dollar Equivalent of such Alternate Currency Loan or any other amount, at the time that such Dollar Equivalent shall have been determined.

      "Domestic Subsidiary" shall mean a Subsidiary that is not a Foreign Subsidiary.

      "Dormant Subsidiary" shall mean a Company that (a) is not a Credit Party,
(b) has aggregate assets of less than Two Hundred Fifty Thousand Dollars ($250,000), and (c) has no direct or indirect Subsidiaries with aggregate assets for all such Subsidiaries of more than Two Hundred Fifty Thousand Dollars ($250,000).

      "Eligible Transferee" shall mean a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) that is not Borrower, a Subsidiary or an Affiliate.

      "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or any foreign jurisdiction, or by any state or municipality thereof, or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

      "ERISA Event" shall mean (a) the existence of a condition or event with respect to an ERISA Plan that presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA that could result in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, or occurrence or existence of any event or condition that makes likely the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k); (h) the taking by the PBGC of any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or the taking by a Controlled Group member of any steps to terminate a Pension Plan; (i) the failure by a Controlled Group member or an ERISA Plan to satisfy any requirements of law applicable to an ERISA Plan; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by or any expectation of the incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

      "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

      "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar" shall mean a Dollar denominated deposit in a bank or branch outside of the United States.

      "Eurodollar Loan" shall mean a Revolving Loan described in Section 2.2(a) hereof that shall be denominated in Dollars and on which Borrower shall pay interest at a rate based upon the Derived LIBOR Fixed Rate applicable to Eurodollars.

      "Eurodollar Rate" shall mean, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest

1/16th of 1%) by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Eurodollar market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan hereunder; by (b) 1.00 minus the Reserve Percentage.

      "Event of Default" shall mean an event or condition that shall constitute an event of default as defined in Article VII hereof.

      "Excluded Taxes" shall mean net income taxes (and franchise taxes imposed in lieu of net income taxes) imposed on Agent or any Lender by the Governmental Authority located in the jurisdiction where Agent or such Lender is organized (other than any such connection arising solely from Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).

      "Existing Letter of Credit" shall mean that term as defined in Section 2.2(b)(vi) hereof.

      "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

      "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of Borrower.

      "Fitch" shall mean Fitch, Inc., or any successor to such company.

      "Foreign Subsidiary" shall mean a Subsidiary that is organized under the laws of a jurisdiction outside of the United States.

      "Fronting Lender" shall mean, (a) as to any Letter of Credit transaction hereunder, KeyBank National Association, as issuer of the Letter of Credit, or, in the event that KeyBank National Association either shall be unable to issue or shall agree that another Lender may issue, a Letter of Credit, such other Lender as Agent shall designate and as shall agree to issue the Letter of Credit in its own name, but on behalf of the Lenders hereunder, or (b) as to any Existing Letter of Credit, KeyBank National Association.

      "GAAP" shall mean generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

      "Governmental Authority" shall mean any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

      "Guarantor" shall mean a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

      "Guarantor of Payment" shall mean each of the Companies set forth on
Schedule 2 hereto, that are each executing and delivering a Guaranty of Payment, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

      "Guaranty of Payment" shall mean each Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement by the Guarantors of Payment, as the same may from time to time be amended, restated or otherwise modified.

      "Hedge Agreement" shall mean any (a) hedge agreement, interest rate swap, basis swap agreement, cap, collar or floor agreement, or other interest rate management device (including forward rate agreements) entered into by a Company with any Person in connection with any Indebtedness of such Company, or (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company with any Person.

      "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred or assumed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker's acceptance, (e) all obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all synthetic leases, (g) all lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (h) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (k) any guaranty of any obligation described in subpart (a) through (j) hereof. Without limiting the generality of the foregoing, Indebtedness shall not include any obligations of any Company in respect of its pension reserves.

      "Interest Adjustment Date" shall mean the last day of each Interest
Period.

      "Interest Coverage Ratio" shall mean, for the most recently completed four fiscal quarters of Borrower, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated EBIT to (b) Consolidated Interest Expense.

      "Interest Period" shall mean, with respect to a LIBOR Fixed Rate Loan, the period commencing on the date such LIBOR Fixed Rate Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter (unless, with respect to a Eurodollar Loan, such LIBOR Fixed Rate Loan is converted to a Base Rate Loan), each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for a LIBOR Fixed Rate Loan shall be one month, two months, three months or six months, in each case as Borrower may select upon notice, as set forth in Section 2.5 hereof; provided that (a) if Borrower shall fail to so select the duration of any Interest Period for a Eurodollar Loan at least three Business Days prior to the Interest Adjustment Date applicable to such Eurodollar Loan, Borrower shall be deemed to have converted such LIBOR Fixed Rate Loan to a Base Rate Loan at the end of the then current Interest Period; and (b) each Alternate Currency Loan must be repaid on the last day of the Interest Period applicable thereto.

      "Invitation for Competitive Bids" shall mean an Invitation for Competitive Bids substantially in the form of the attached Exhibit E-2.

      "Judgment Amount" shall mean that term as defined in Section 10.16(b) hereof.

      "Lender" shall mean that term as defined in the first paragraph hereof.

      "Letter of Credit" shall mean a standby letter of credit that shall be issued by the Fronting Lender for the account of Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an original expiration date no later than the earlier of (a) one year after its date of issuance or (b) thirty (30) days prior to the last day of the Commitment Period; provided, however, that, if the Fronting Lender shall so agree, such Letter of Credit may provide that such Letter of Credit will renew automatically for one or more periods unless the beneficiary shall be notified of non-renewal.

      "Letter of Credit Commitment" shall mean the commitment of the Fronting Lender, on behalf of the Lenders, to issue Letters of Credit in an aggregate face amount of up to Ten Million Dollars ($10,000,000).

      "Letter of Credit Exposure" shall mean, at any time, the Dollar Equivalent of the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrower or converted to a Revolving Loan pursuant to Section 2.2(b)(iv) hereof.

      "Leverage Ratio" shall mean, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Total Indebtedness (on the last day of the most recently completed fiscal quarter of Borrower) to (b) Consolidated EBITDA (for the most recently completed four fiscal quarters of Borrower).

      "LIBOR Fixed Rate Loan" shall mean a Eurodollar Loan or an Alternate Currency Loan.

      "Lien" shall mean any mortgage, deed of trust, security interest, lien (statutory or other), deemed trust, charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, leasing (other than operating leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

      "Loan" shall mean a Revolving Loan or a Competitive Bid Loan.

      "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, all documentation relating to each Letter of Credit, the Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

      "Loss" shall mean that term as defined in Section 10.16(b) hereof.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of any Company, (b) the business, operations, property, condition (financial or otherwise) or prospects of the Companies taken as a whole, or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights and remedies of Agent or the Lenders hereunder or thereunder.

      "Material Indebtedness Agreement" shall mean (a) the Note Agreement, or
(b) any other debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company in excess of the aggregate amount of Ten Million Dollars ($10,000,000); provided that, in determining the amount of Indebtedness under any Hedge Agreement, such amount shall be the loss, if any, that would be incurred by the applicable Company under such Hedge Agreement if such Hedge Agreement were marked to market in accordance with GAAP as of any applicable date.

      "Maximum Amount" shall mean, for each Lender, the amount set forth opposite such Lender's name under the column headed "Maximum Amount" as set forth on Schedule 1 hereto, subject to decreases determined pursuant to Section 2.9(a) hereof, increases pursuant to Section 2.9(b) hereof and assignments of interests pursuant to Section 10.10 hereof.

      "Maximum Commitment Amount" shall mean One Hundred Fifty Million Dollars ($150,000,000).

      "Maximum Rate" shall mean that term as defined in Section 2.3(c) hereof.

      "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

      "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

      "NCB Fee Letter" shall mean the NCB Fee Letter between Borrower and National City Bank, dated as of the Closing Date.

      "Non-U.S. Lender" shall mean that term as defined in Section 3.2(e) hereof.

      "Note" shall mean a Revolving Credit Note or Competitive Bid Note, or any other promissory note delivered pursuant to this Agreement.

      "Note Agreement" shall mean the Note Purchase Agreement dated as of August 17, 1999 relating to Borrower's $50,000,000 7.27% Senior Notes, Due 2009, as the same may from time to time be amended, restated or otherwise modified or replaced, and any additional note purchase agreement entered into by Borrower after the Closing Date.

      "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit C.

      "Obligations" shall mean, collectively, (a) all Indebtedness and other obligations incurred by Borrower to Agent, the Fronting Lender or any Lender pursuant to this Agreement and includes the principal of and interest on all Loans and all obligations pursuant to Letters of Credit, (b) each extension, renewal or refinancing of the foregoing, in whole or in part, and (c) the facility fees, other fees and any prepayment fees payable hereunder, and all fees and charges in connection with Letters of Credit.

      "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

      "Original Due Date" shall mean that term as defined in Section 10.16(b) thereof.

      "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Participant" shall mean that term as defined in Section 10.11 hereof.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

      "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

      "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

      "Register" shall mean that term as defined in Section 10.10(i) hereof.

      "Regularly Scheduled Payment Date" shall mean the last day of each March, June, September and December of each year.

      "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

      "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

      "Request for Extension" shall mean a notice, substantially in the form of the attached Exhibit G.

      "Required Lenders" shall mean the holders of greater than sixty-six and two-thirds percent (66-2/3%) of the Total Commitment Amount, or, if the Revolving Credit Commitments shall have expired or been terminated, the holders of greater than sixty-six and two-thirds percent (66-2/3%), based upon each Lender's Commitment Percentages, of the sum of (a) the aggregate principal amount outstanding under the Notes (other than the Competitive Bid Notes), and (b) the Letter of Credit Exposure (including the aggregate amount of each Lender's risk participation and funded participation in Letters of Credit); provided that, prior to an increase in the Commitment pursuant to Section 2.9(b) hereof, Required Lenders shall constitute at least three (or all, if fewer than three) of the Lenders.

      "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property.

      "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Derived LIBOR Fixed Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

      "Restricted Payment" shall mean, with respect to any Company, (a) any Capital Distribution, or (b) any amount paid by such Company in repayment, redemption, retirement or repurchase, directly or indirectly, of any Subordinated Indebtedness.

      "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Lender to make Revolving Loans, and (b) the Fronting Lender to issue and each Lender to participate in the making of Revolving Loans and the issuance of Letters of Credit pursuant to the Letter of Credit Commitment up to the amount set forth opposite such Lender's name under the column headed "Revolving Credit Commitment Amount" as set forth on Schedule 1 hereto (or such lesser amount as shall be determined pursuant to Section 2.9(a) hereof, or such higher amount as shall be determined pursuant to Section 2.9(b) hereof).

      "Revolving Credit Exposure" shall mean, at any time, the Dollar Equivalent of the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the Competitive Bid Exposure, and (c) the Letter of Credit Exposure.

      "Revolving Credit Note" shall mean a Revolving Credit Note executed and delivered pursuant to Section 2.4(a) hereof.

      "Revolving Loan" shall mean a Loan granted to Borrower by the Lenders in accordance with Section 2.2(a) hereof.

      "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principal functions.

      "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

      "Subordinated" shall mean, as applied to Indebtedness, Indebtedness that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Lenders) in favor of the prior payment in full of the Obligations.

      "Subsidiary" of a Company shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Company or by one or more other subsidiaries of such Company or by such Company and one or more subsidiaries of such Company, (b) a partnership, limited liability company or unlimited liability company of which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

      "Syndication Agent" shall mean that term as defined in the first paragraph hereof.

      "Taxes" shall mean any and all present or future taxes of any kind, including but not limited to, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.

      "Total Commitment Amount" shall mean the Closing Commitment Amount, as such amount may be increased up to the Maximum Commitment Amount pursuant to
Section 2.9(b) hereof, or decreased pursuant to Section 2.9(a) hereof.

      "U.C.C. Financing Statement" shall mean a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time, in the relevant state or states.

      "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

      "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

      "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, unlimited liability company or other entity, all of the securities or other ownership interest of which (other than qualifying shares of officers or members of the board of directors of such Person) having ordinary Voting Power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

      Section 1.2. Accounting Terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

      Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

      Section 2.1. Amount and Nature of Credit.

      (a) Subject to the terms and conditions of this Agreement, the Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to Borrower and issue or participate in Letters of Credit at the request of Borrower, in such aggregate amount as Borrower shall request pursuant to the Commitment; provided, however, that in no event shall the Revolving Credit Exposure be in excess of the Total Commitment Amount.

      (b) Each Lender, for itself and not one for any other, agrees to make Loans and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by Borrower or the issuance of a Letter of Credit:

            (i) the Dollar Equivalent of the aggregate outstanding principal amount of Loans made by such Lender (other than the Competitive Bid Loans), when combined with such Lender's pro rata share, if any, of the Letter of Credit Exposure shall not be in excess of the Maximum Amount for such Lender; and

            (ii) such aggregate principal amount outstanding on the Notes (other than the Competitive Bid Notes) issued to such Lender shall represent that percentage of the aggregate principal amount then outstanding on all Notes (other than the Competitive Bid Notes) together with such Lender's interest in the Letter of Credit Exposure that shall be such Lender's Commitment Percentage. With the exception of Competitive Bid Loans, each borrowing from the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders.

      (c) The Loans may be made as Revolving Loans, as described in Section 2.2(a) hereof, and Competitive Bid Loans, as described in Section 2.2(c) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

      Section 2.2. Revolving Credit.

      (a) Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Lenders shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Total Commitment Amount, when such Revolving Loans are combined with the Letter of Credit Exposure and the Competitive Bid Exposure; provided, however, that Borrower shall not request any Alternate Currency Loan (and the Lenders shall not be obligated to make an Alternate Currency Loan) if, after giving effect thereto, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of Base Rate Loans, Eurodollar Loans or Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, Borrower shall receive all of the proceeds of such Alternate Currency Loan in one Alternate Currency and repay such Alternate Currency Loan in the same Alternate Currency. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.2(a) to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

      (b) Letters of Credit.

            (i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the Lenders, issue such Letters of Credit for the account of a Credit Party, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment, (B) the Revolving Credit Exposure would exceed the Total Commitment Amount, or (C) with respect to a request for a Letter of Credit to be issued in an Alternate Currency, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. The issuance of each Letter of Credit shall confer upon each Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such Lender's Commitment Percentage.

            (ii) Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent) and shall specify the face amount thereof, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, the

      Alternate Currency if other than Dollars are requested, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower, and any Guarantor of Payment for whose account the Letter of Credit is to be issued, shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give the Fronting Lender and each Lender notice of each such request for a Letter of Credit.

            (iii) Letter of Credit Fees. With respect to each Letter of Credit and the drafts thereunder, if any, whether issued for the account of Borrower or any other Credit Party, Borrower agrees to (A) pay to Agent, for the pro rata benefit of the Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin (in effect on such Regularly Scheduled Payment Date) multiplied by the face amount of such Letter of Credit; (B) pay to Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and
      (C) pay to Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

            (iv) Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, Borrower shall immediately reimburse the Fronting Lender for the amount drawn. In the event that the amount drawn is not in an Alternate Currency and shall not have been reimbursed by Borrower within one Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent), Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of subsection (a) of this Section 2.2 and 2.5 hereof (other than the requirement set forth in Section 2.5(d) hereof), in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Lender agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Lender acknowledges and agrees that its obligation to make a Revolving Loan pursuant to subsection (a) of this
      Section 2.2 hereof when required by this Section 2.2(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Lender, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subsection to reimburse, in full (other than the Fronting Lender's pro rata share of such borrowing), the Fronting Lender, for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to

      Borrower hereunder. Each Lender is hereby authorized to record on its records relating to its Revolving Credit Note such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

            (v) Participation in Letters of Credit. If, for any reason, the Fronting Lender shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any Letter of Credit to a Revolving Loan pursuant to the preceding subsection, or if the amount not reimbursed is a Letter of Credit drawn in an Alternate Currency, the Fronting Lender shall have the right to request that each Lender purchase a participation in the amount due with respect to such Letter of Credit, and Agent shall promptly notify each Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such Lender's Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the account of the Fronting Lender, such Lender's ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such Lender's Commitment Percentage). Each Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by Borrower pursuant to this subsection (v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Lender's Revolving Credit Commitment shall have been reduced or terminated. Each Lender shall comply with its obligation under this subsection (v) by wire transfer of immediately available funds (in Dollars, except in the case of a Letter of Credit issued and drawn in an Alternate Currency, and, in such case, in such Alternate Currency), in the same manner as provided in Section 2.6 hereof with respect to Revolving Loans. Each Lender is hereby authorized to record on its records such Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit. In addition, each Lender agrees to risk participate in the Existing Letters of Credit as provided in subsection (vi) below.

            (vi) Existing Letters of Credit. Schedule 2.2 hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Closing Date and issued by a bank that is or becomes a Lender under this Agreement on the Closing Date (each, an "Existing Letter of Credit"). Each such Existing Letter of Credit shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.2(b)(v) hereof, on the Closing Date. Borrower, Agent and the applicable Lenders hereby agree that, from and after such date, the terms of this Agreement shall apply to the Existing Letters of Credit, superseding any other agreement theretofore applicable to them to the extent inconsistent with the terms hereof. Notwithstanding anything to the contrary in any reimbursement agreement applicable to the Existing

      Letters of Credit, the fees payable in connection with each Existing Letter of Credit to be shared with the Lenders shall accrue from the Closing Date at the rate provided in this Section 2.2.

      (c) Competitive Bid Loans.

            (i) Competitive Bid Offers. Subject to the terms and conditions of this Agreement, during the Commitment Period, Borrower may request the Lenders to submit offers to make Competitive Bid Loans to Borrower from time to time in such amount or amounts as Borrower may request; provided, however, that Borrower shall not request the Lenders to submit offers to make Competitive Bid Loans and no Lender shall make any such offer, if, after giving effect thereto, the Revolving Credit Exposure would exceed the Total Commitment Amount. The Lenders may, but shall have no obligation to, make such offers, and Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2.

            (ii) Competitive Bid Request. A request by Borrower to obtain Competitive Bid Loans shall be made by Borrower transmitting to Agent, by e-mail or facsimile transmission (in each case, such request shall not be effective unless Borrower receives telephonic, email or facsimile confirmation of receipt by Agent), a Competitive Bid Request so as to be received no later than 10:00 A.M. (Eastern time) on the Competitive Bid Auction Date, which Competitive Bid Request shall specify:

                  (A) the proposed date of borrowing, which shall be a Business
            Day;

                  (B) the principal amount of the Competitive Bid Loan
            requested; and

                  (C) the duration of the Competitive Bid Loan (which shall not be less than one day or greater than one hundred eighty (180) days).

      Borrower may request offers to make a Competitive Bid Loan for up to three different durations in any Competitive Bid Request; provided, however, that no Competitive Bid Request shall be given within one Business Day of any other Competitive Bid request. Each request shall be in Dollars.

            (iii) Invitation for Competitive Bids. Promptly upon receipt of a Competitive Bid Request, Agent shall send to the Lenders by e-mail or facsimile transmission an Invitation for Competitive Bids, which shall constitute an invitation by Borrower to each Lender to submit Competitive Bids offering to make the Competitive Bid Loans to which such Competitive Bid Request relates, in accordance with this Section 2.2(c).

            (iv) Submission and Contents of Competitive Bids. Each Lender may submit a Competitive Bid containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.2(c) and must be submitted to Agent, by e-mail or facsimile transmission, at its offices specified on the signature page hereof or as otherwise directed by Agent not later than 11:30 A.M. (Eastern time) on the Competitive Bid Auction Date; provided that any Lender submitting a Competitive Bid after 11:00 A.M. (Eastern time) on such Competitive Bid Auction Date, shall confirm Agent's receipt of such Competitive Bid by telephone, and, provided further that Competitive Bids submitted by Agent (or any affiliate of Agent) in the capacity of a Lender may be submitted, and may only be submitted, if Agent or such affiliate notifies Borrower of the terms of the offer or offers contained therein not later than fifteen
      (15) minutes prior to the respective deadline for the other Lenders. Any Competitive Bid so made by any Lender under this Section 2.2(c) shall be irrevocable, except that such Competitive Bid may be revoked with the written consent of Agent. Each Competitive Bid shall be in the form of a Competitive Bid Notice and shall in each case specify:

                  (A) the proposed date of such proposed Competitive Bid Loan, and the proposed Competitive Bid Loan Maturity Date of such proposed Competitive Bid Loan;

                  (B) the principal amount of the Competitive Bid Loan for which each such offer is being made, which principal amount may be greater than or less than the Revolving Credit Commitment of the quoting Lender, must be in an amount that shall be at least One Million Dollars ($1,000,000) and may be increased by increments of One Hundred Thousand Dollars ($100,000), may not exceed the principal amount of Competitive Bid Loans for which offers were requested and may be subject to an aggregate limitation for such quoting Lender as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

                  (C) the rate of interest per annum expressed as a percentage
            (specified to the nearest four decimal places) (the "Competitive Bid Rate") offered for each such Competitive Bid Loan; and

                  (D) the identity of the quoting Lender.

      A Competitive Bid may set forth up to three separate offers by the quoting Lender.

            Any Competitive Bid shall be disregarded if it:

                  (A) shall not be substantially in the form of a Competitive
            Bid Notice or does not specify all of the information required by this Section 2.2(c);

                  (B) except as permitted by subsection (v) below, contains
            qualifying, conditional or similar language;

                  (C) proposes terms other than or in addition to those set
            forth in the applicable Invitation for Competitive Bids; or

                  (D) arrives after the time set forth in the first paragraph of this Section 2.2(c)(iv).

            (v) Notice to Borrower. Not later than 12:00 noon (Eastern time) on the Competitive Bid Auction Date, Agent shall notify Borrower of the terms
      (A) of any Competitive Bid submitted by a Lender that shall be in accordance with Section 2.2(c)(iv) hereof and (B) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid. Any such subsequent Competitive Bid shall be disregarded by Agent unless such subsequent Competitive Bid shall be submitted solely to correct a manifest error in such former Competitive Bid. Agent's notice to Borrower shall specify (1) the aggregate principal amount of Competitive Bid Loans for which offers shall have been received for the duration specified in the related Competitive Bid Request, (2) the respective principal amounts and Competitive Bid Rates so offered, and (3) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid may be accepted.

            (vi) Acceptance and Notice by Borrower. Not later than 12:30 P.M. (Eastern time) on the Competitive Bid Auction Date, Borrower shall notify Agent in writing of its irrevocable acceptance or nonacceptance. Such notice shall specify the aggregate principal amount of offers for each Competitive Bid Loan that are accepted. Borrower may accept any Competitive Bid in whole or in part; provided that:

                  (A) the aggregate principal amount of each Competitive Bid
            Loan must be in an amount that is no less than One Million Dollars ($1,000,000) and may be increased by increments of One Hundred Thousand Dollars ($100,000);

                  (B) acceptance of offers may be made only on the basis of
            ascending Competitive Bid Rates; and

                  (C) Borrower may not accept any offer that shall be described in the last paragraph of subpart (iv) above or that shall otherwise fail to comply with the requirements of this Agreement.

      Not later than 1:00 P.M. (Eastern time) on the Competitive Bid Auction Date, Agent shall notify the Lenders of the acceptance or non-acceptance of the offers so notified to Borrower pursuant to subpart (v) above.

            (vii) Allocation of Agent. If offers shall have been made by two or more Lenders with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers shall have been accepted for such Competitive Bid Loan, the principal amount of Competitive Bid Loans in respect of which such offers shall have been accepted shall be allocated by Agent among such Lenders as nearly as possible (in multiples of One Hundred Thousand Dollars ($100,000), as Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error.

            (viii) Evidence of Obligations and Related Provisions. The Lender making a Competitive Bid Loan shall have no right to request that the other Lenders share the risk of such Competitive Bid Loan. A Lender's extension of credit to Borrower in the form of a Competitive Bid Loan shall not diminish such Lender's obligation to participate in Revolving Loans and Letters of Credit to the full extent of such Lender's Commitment Percentage. Anything herein to the contrary notwithstanding, the extension of Competitive Bid Loans shall be deemed to be usage of the Commitment, and all such Competitive Bid Loans shall be subtracted from the Total Commitment Amount for purposes of determining availability for Loans and Letters of Credit under the Commitment.

      Section 2.3. Interest.

      (a) Revolving Loans.

            (i) Base Rate Loan. Borrower shall pay interest on the unpaid principal amount of a Base Rate Loan outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Base Rate Loan shall be payable, commencing September 30, 2004, and on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

            (ii) LIBOR Fixed Rate Loans. Borrower shall pay interest on the unpaid principal amount of each LIBOR Fixed Rate Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived LIBOR Fixed Rate. Interest on such LIBOR Fixed Rate Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

      (b) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur, (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount due from Borrower hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate.

      (c) Limitation on Interest. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum

Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law,
(i) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

      Section 2.4. Evidence of Indebtedness.

      (a) Revolving Loans. The obligation of Borrower to repay the Revolving Loans made by each Lender and to pay interest thereon shall be evidenced by a Revolving Credit Note of Borrower in the form of the attached Exhibit A, payable to the order of such Lender in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made by such Lender.

      (b) Competitive Bid Loans. The obligation of Borrower to repay the Competitive Bid Loans made to it by each Lender and to pay interest thereon shall be evidenced by a Competitive Bid Note of Borrower substantially in the form of the attached Exhibit B, with appropriate insertions, dated the Closing Date and payable to the order of such Lender in the Total Commitment Amount, or, if less, the aggregate unpaid principal amount of Competitive Bid Loans made hereunder by such Lender.

      Section 2.5. Notice of Credit Event; Funding of Loans.

      (a) Notice of Credit Event. Borrower, through an Authorized Officer, shall provide to Agent a Notice of Loan prior to (i) 11:00 A.M. (Eastern time) on the proposed date of borrowing or conversion of any Base Rate Loan, and (ii) 11:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing, conversion or continuation of any LIBOR Fixed Rate Loan. Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit and the notice provisions set forth in Section 2.2(c) hereof with respect to Competitive Bid Loans.

      (b) Funding of Loans. Agent shall notify each Lender of the date, amount, type of currency and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan, and, in any event, by 2:00 P.M. (Eastern time) on the date such Notice of Loan is received. On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Lender shall provide to Agent, not later than 3:00 P.M. (Eastern time), the amount in Dollars, or, with respect to an Alternate Currency, in the applicable Alternate Currency, in federal or other immediately available funds, required of it. If Agent shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, Agent shall have the right, upon prior notice to Borrower, to debit any account of Borrower or otherwise receive such amount from Borrower, on demand, in the event that such Lender shall fail to reimburse Agent in accordance with this subsection
(b). Agent shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate in the event that such Lender shall fail to provide its portion of the Loan on the date requested and Agent shall elect to provide such funds.

      (c) Conversion of Loans. At the request of Borrower to Agent, subject to the notice and other provisions of this Section 2.5, the Lenders shall convert a Base Rate Loan to one or more Eurodollar Loans at any time and shall convert a Eurodollar Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto. No Alternate Currency Loan may be converted to a Base Rate Loan or Eurodollar Loan and no Base Rate Loan or Eurodollar Loan may be converted to an Alternate Currency Loan. No Competitive Bid Loan may be converted to a Revolving Loan.

      (d) Minimum Amount. Each request for:

            (i) a Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of Five Hundred Thousand Dollars ($500,000); and

            (ii) a LIBOR Fixed Rate Loan shall be in an amount (or, with respect to an Alternate Currency Loan, the Dollar Equivalent) of not less than Three Million Dollars ($3,000,000), increased by increments of One Million Dollars ($1,000,000) (or, with respect to an Alternate Currency Loan, the Dollar Equivalent).

      (e) Interest Periods. At no time shall Borrower request that LIBOR Fixed Rate Loans be outstanding for more than eight different Interest Periods, and, if a Base Rate Loan is outstanding, then LIBOR Fixed Rate Loans shall be limited to seven different Interest Periods at any time.

      Section 2.6. Payment on Loans and Other Obligations.

      (a) Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

      (b) Payments in Alternate Currency. With respect to any Alternate Currency Loan or any Alternate Currency Letter of Credit, all payments (including prepayments) to any Lender of the principal of or interest on such Alternate Currency Loan or Alternate Currency Letter of Credit shall be made in the same Alternate Currency as the original Loan or Letter of Credit. All such payments shall be remitted by Borrower to Agent, at the address of Agent for notices referred to in Section 10.4 hereof, (or at such other office or account as designated in writing by Agent to Borrower) for the account of the Lenders (or the Fronting Lender) not later than 5:00 P.M. (Eastern time) on the due date thereof in same day funds. Any payments received by Agent after 3:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

      (c) Payments in Dollars. With respect to (i) any Loan (other than an Alternate Currency Loan), or (ii) any other payment to Agent and the Lenders that shall not be covered by subsection (b) above, all such payments (including prepayments) to Agent of any Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by

Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection (c) shall be remitted to Agent, at the address of Agent for notices referred to in Section 10.4 hereof, for the account of the Lenders (or the Fronting Lender) not later than 5:00 P.M. (Eastern time) on the due date thereof in immediately available funds. Any such payments received by Agent after 3:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

      (d) Payments to Lenders. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Lender its ratable share, if any, of the amount of principal, interest, and facility and other fees received by Agent for the account of such Lender. Payments received by Agent in Dollars shall be delivered to the Lenders in Dollars in immediately available funds. Payments received by Agent in any Alternate Currency shall be delivered to the Lenders in such Alternate Currency in same day funds. Each Lender shall record any principal, interest or other payment, the principal amounts of Base Rate Loans and LIBOR Fixed Rate Loans, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal and interest owing to each Lender.

      (e) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided, however, that, with respect to any LIBOR Fixed Rate Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

      Section 2.7. Prepayment.

      (a) Right to Prepay. Borrower shall have the right at any time or from time to time to prepay, on a pro rata basis (except as to Competitive Bid Notes) for all of the Lenders, all or any part of the principal amount of the Revolving Credit Notes or Competitive Bid Notes then outstanding, as designated by Borrower. Such payment shall include interest accrued on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. Prepayments of Base Rate Loans shall be without any premium or penalty, other than any prepayment fees, penalties or other charges that may be contained in any Hedge Agreement.

      (b) Notice of Prepayment. Borrower shall give Agent notice of prepayment of a Base Rate Loan not later than 11:00 A.M. (Eastern time) on the Business Day on which such prepayment is to be made and written notice of the prepayment of any Eurodollar Loan not later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

      (c) Minimum Amount. Each prepayment of a LIBOR Fixed Rate Loan shall be in the aggregate principal amount of not less than Three Million Dollars ($3,000,000), (or, with respect to an Alternate Currency Loan, the Dollar Equivalent of such amount) except in the case of a mandatory payment pursuant to
Section 2.11 or Article III hereof.

      Section 2.8. Facility and Other Fees.

      (a) Facility Fee. Borrower shall pay to Agent, for the ratable account of the Lenders, as a consideration for the Commitment, a facility fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (i) the Applicable Facility Fee Rate in effect on the payment date, times (ii) the average daily Total Commitment Amount in effect during such quarter. The facility fee shall be payable in arrears, on September 30, 2004 and on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

      (b) Agent Fee. Borrower shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

      Section 2.9. Modifications of Commitment.

      (a) Optional Reduction of Commitment. Borrower may at any time and from time to time permanently reduce in whole or ratably in part the Commitment to an amount not less than the then existing Revolving Credit Exposure, by giving Agent not fewer than three Business Days' written notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Lenders, of not less than Five Million Dollars ($5,000,000). Agent shall promptly notify each Lender of the date of each such reduction and such Lender's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Total Commitment Amount as so reduced. If Borrower reduces in whole the Commitment, on the effective date of such reduction (Borrower having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest and facility and other fees accrued and unpaid, and provided that no Letter of Credit Exposure shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower. Any partial reduction in the Commitment shall be effective during the remainder of the Commitment Period.

      (b) Increase in Commitment. At any time during the Commitment Increase Period, Borrower may request that Agent increase the Total Commitment Amount from the Closing Commitment Amount up to the Maximum Commitment Amount. Each such increase shall be in increments of at least Ten Million Dollars ($10,000,000), and may be made by either (i) proportionally increasing, for one or more Lenders, with their prior written consent, their respective Revolving Credit Commitments, or (ii) including one or more Additional Lenders, each with a new Revolving Credit Commitment, as a party to this Agreement (collectively, the "Additional Commitment"); provided that the Additional Commitment for any Additional

Lender shall be in an amount of at least Ten Million Dollars ($10,000,000). During the Commitment Increase Period, the Lenders agree that Agent, in its reasonable discretion, may permit one or more Additional Commitments upon satisfaction of the following requirements: (A) each Additional Lender, if any, shall execute an Additional Lender Assumption Agreement, (B) Agent shall provide to each Lender a revised Schedule 1 hereto, including revised Commitment Percentages for each of the Lenders, if appropriate, at least three Business Days prior to the effectiveness of such Additional Commitments (each an "Additional Lender Assumption Effective Date"), and (C) Borrower shall execute and deliver to Agent and the Lenders such replacement or additional Revolving Credit Notes as shall be required by Agent. The Lenders hereby authorize Agent to execute each Additional Lender Assumption Agreement on behalf of the Lenders. On each Additional Lender Assumption Effective Date, the Lenders shall make adjustments among themselves with respect to the Revolving Loans then outstanding and amounts of principal, interest, facility fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of Agent, in order to reallocate among such Lenders such outstanding amounts, based on the revised Commitment Percentages and to otherwise carry out fully the intent and terms of this Section 2.9(b). Borrower shall not request any increase in the Commitment pursuant to this Section 2.9(b) if a Default or an Event of Default shall then exist, or immediately after giving effect to any such increase would exist.

      Section 2.10. Computation of Interest and Fees. With the exception of Base Rate Loans, interest on Loans and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. With respect to Base Rate Loans, interest shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed.

      Section 2.11. Mandatory Payment. If, at any time, the Revolving Credit Exposure shall exceed the Total Commitment Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the Revolving Credit Exposure within the Total Commitment Amount. Any prepayment of a LIBOR Fixed Rate Loan pursuant to this Section 2.11 shall be subject to the prepayment provisions set forth in Article III hereof.

      Section 2.12. Extension of Commitment. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3(b) hereof (beginning with the financial statements for the fiscal year of Borrower ending August 31, 2005), Borrower may deliver a Request for Extension, requesting that the Lenders extend the maturity of the Commitment for an additional year. Each such extension shall require the unanimous written consent of all of the Lenders and shall be upon such terms and conditions as may be agreed to by Agent, Borrower and the Lenders. Borrower shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrower and Agent.

                 ARTICLE III. ADDITIONAL PROVISIONS RELATING TO
                LIBOR FIXED RATE LOANS; INCREASED CAPITAL; TAXES

      Section 3.1. Requirements of Law.

      (a) If, after the Closing Date (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

            (A) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any LIBOR Fixed Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

            (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate or the Alternate Currency Rate; or

            (C) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining LIBOR Fixed Rate Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Borrower shall pay to such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify Borrower (with a copy to Agent) of the event by reason of which it has become so entitled.

      (b) If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to Borrower (with a copy to Agent) of a written request therefor (which shall include the method for calculating such amount), Borrower shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      (c) A certificate as to any additional amounts payable pursuant to this
Section 3.1 submitted by any Lender to Borrower (with a copy to Agent) shall be conclusive absent manifest error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its sole discretion) shall deem applicable. The obligations of Borrower pursuant to this
Section 3.1 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      Section 3.2. Taxes.

      (a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to Agent or any Lender hereunder, the amounts so payable to Agent or such Lender shall be increased to the extent necessary to yield to Agent or such Lender (after deducting withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

      (b) In addition, the Credit Parties shall pay Taxes and Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, such Credit Party shall send to Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to Agent or such Lender. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to Agent the required receipts or other required documentary evidence, such Credit Party shall indemnify Agent and the appropriate Lenders on demand for any incremental Taxes or Other Taxes paid or payable by Agent or such Lender as a result of any such failure.

      (d) If any Lender shall be so indemnified by a Credit Party, such Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall reimburse such Credit Party to the extent, but only to the extent, that such Lender shall receive a refund with respect to the amount paid by such Credit Party or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision or any other Governmental Authority thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender's income tax return is completed, such Lender determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid, such Credit Party, upon request of such Lender, shall promptly pay to such Lender the amount of the refund claimed to which such Lender shall not have been so entitled, or the amount by which the net income taxes of such Lender shall not have been so reduced, as the case may be.

      (e) Each Lender that is not (i) a citizen or resident of the United States of America, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or (iii) an estate or trust that is subject to federal income taxation regardless of the source of its income (any such Person, a "Non-U.S. Lender") shall deliver to Borrower and Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement with respect to such interest and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection (e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (e) that such Non-U.S. Lender is not legally able to deliver.

      (f) For any period with respect to which a Non-U.S. Lender has failed to provide Borrower with the appropriate form, statement or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which the form otherwise is not required under subsection (e) above), such Non-U.S. Lender shall not be entitled to indemnification under
Section 3.2(a), (b) or (c) with respect to any additional Taxes imposed by the United States solely by reason of such failure.

      (g) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Credit Party is located, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall use reasonable efforts to deliver to Borrower (with a copy to the Agent), at the time or times prescribed by applicable law or reasonably requested by Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

      (h) If, after the Closing Date, a Lender makes an assignment pursuant to
Section 10.10 hereof to a Non-US Lender and such assignment is the sole cause (in combination with any law or treaty then in effect) of the incurrence by such Non-US Lender of an obligation to pay withholding taxes under this Agreement, then Borrower shall not be liable for such withholding taxes to the extent such withholding taxes become applicable at the time of such assignment.

      (i) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

      Section 3.3. Funding Losses. Borrower agrees to indemnify each Lender, promptly after receipt of a written request therefor, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by Borrower in making a borrowing of, conversion into or continuation of LIBOR Fixed Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by Borrower in making any prepayment of or conversion from LIBOR Fixed Rate Loans after Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a LIBOR Fixed Rate Loan on a day that is not the last day of an Interest Period applicable thereto, or (d) any conversion of a LIBOR Fixed Rate Loan to a Base Rate Loan on a day that is not the last day of an Interest Period applicable thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market, along with any administration fee charged by such Lender. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to Borrower (with a copy to Agent) by any Lender shall be conclusive absent manifest error. The obligations of Borrower pursuant to this Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      Section 3.4. Eurodollar Rate or Alternate Currency Rate Lending Unlawful; Inability to Determine Rate.

      (a) If any Lender shall determine (which determination shall, upon notice thereof to Borrower and Agent, be conclusive and binding on Borrower) that, after the Closing Date, (i) the introduction of or any change in or in the interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a LIBOR Fixed Rate Loan, the obligations of such Lender to make, continue or convert any such LIBOR Fixed Rate Loan shall, upon such determination, be suspended until such Lender shall notify Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBOR Fixed Rate Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a Base Rate Loan, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

      (b) If Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan, or that the Eurodollar Rate or Alternate Currency Rate for any requested Interest Period with respect to a proposed LIBOR Fixed Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain such LIBOR Fixed Rate Loan shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a borrowing of, conversion to or continuation of such LIBOR Fixed Rate Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a Base Rate Loan in the amount specified therein.

                        ARTICLE IV. CONDITIONS PRECEDENT

      Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders and the Fronting Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

      (a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied prior to or as of the first Credit Event;

      (b) Borrower shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b) hereof) and otherwise complied with Section 2.5 hereof;

      (c) no Default or Event of Default shall then exist or immediately after such Credit Event would exist; and

      (d) each of the representations and warranties contained in Article VI hereof shall be true in all material respects as if made on and as of the date of such Credit Event, except to the extent that any thereof expressly relate to an earlier date.

Each request by Borrower for a Credit Event shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

      Section 4.2. Conditions to the First Credit Event. The obligation of the Lenders, the Fronting Lender to participate in the first Credit Event is subject to Borrower satisfying each of the following conditions prior to or concurrently with such Credit Event:

      (a) Notes. Borrower shall have executed and delivered to each Lender a Revolving Credit Note and a Competitive Bid Note.

      (b) Guaranties of Payment. Each Guarantor of Payment shall have executed and delivered to Agent a Guaranty of Payment.

      (c) Officer's Certificate, Resolutions, Organizational Documents. Each Credit Party shall have delivered to Agent an officer's certificate (or comparable domestic or foreign documents) certifying the names of the officers of such Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Credit Party is a party, and (ii) the Organizational Documents of such Credit Party.

      (d) Good Standing and Full Force and Effect Certificates. Borrower shall have delivered to Agent a good standing certificate or full force and effect certificate, as the case may be, for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state or states where such Credit Party is incorporated or formed or qualified as a foreign entity.

      (e) Legal Opinion. Borrower shall have delivered to Agent an opinion of counsel for each Credit Party, in form and substance satisfactory to Agent and the Lenders.

      (f) Agent Fee Letter, NCB Fee Letter, Closing Fee Letter and Other Fees. Borrower shall have (i) executed and delivered to Agent, the Agent Fee Letter and paid to Agent, for its sole account, the fees stated therein, (ii) executed and delivered to National City Bank, the NCB Fee Letter and paid to National City Bank, for its sole account, the fees stated therein, (iii) executed and delivered to Agent, the Closing Fee Letter and paid to Agent, for the account of the Lenders, the fees stated therein, and (iv) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents.

      (g) Lien Searches. With respect to the property owned or leased by Borrower and each Guarantor of Payment, Borrower and each Guarantor of Payment, if applicable, shall have caused to be delivered to Agent the results of Uniform Commercial Code lien searches, satisfactory to Agent and the Lenders.

      (h) Note Agreement. Borrower shall have provided to Agent copies of the Note Agreement and any amendments thereto, and the other loan documents executed in connection therewith, certified by a Financial Officer as complete as of the Closing Date.

      (i) Existing Credit Agreement. Borrower shall have terminated the Credit Agreement among Borrower, the foreign borrowers party thereto and KeyBank National Association, as agent, dated as of October 2, 2001, as amended, which termination shall be deemed to have occurred upon payment in full of all of the Indebtedness outstanding thereunder and termination of the commitments established therein.

      (j) Closing Certificate. Borrower shall have delivered to Agent and the Lenders an officer's certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied, (ii) no Default or Event of Default exists nor immediately after the making of the first Loan or the issuance of the first Letter of Credit will exist, and (iii) each of the representations and warranties contained in
Article VI hereof are true and correct as of the Closing Date.

      (k) Letter of Direction. Borrower shall have delivered to Agent a letter of direction authorizing Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which includes the transfer of funds under this Agreement and wire instructions setting forth the locations to which such funds shall be sent.

      (l) No Material Adverse Change. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies since May 31, 2004.

      (m) Miscellaneous. Borrower shall have provided to Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Lenders.

                              ARTICLE V. COVENANTS

      Section 5.1. Insurance. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by Persons similarly situated; and (b) within ten days of any Lender's written request, furnish to such Lender such information about such Company's insurance as that Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by a Financial Officer of such Company.

      Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject and the failure to pay would have a Material Adverse Effect; (b) all of its wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) or any comparable provisions, including those under foreign laws with respect to employee source deductions, obligations and employer obligations to its employees; and (c) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue and the failure to pay would have a Material Adverse Effect.

      Section 5.3. Financial Statements and Information.

      (a) Quarterly Financials. Borrower shall deliver to Agent and the Lenders, within ninety (90) days after the end of each of the first three quarter-annual periods of each fiscal year of Borrower, balance sheets of the Companies as of the end of such period and statements of income (loss), stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and the Lenders and certified by a Financial Officer of Borrower, subject to changes resulting from normal year-end audit adjustments.

      (b) Annual Audit Report. Borrower shall deliver to Agent and the Lenders, within one hundred twenty (120) days after the end of each fiscal year of Borrower, an annual audit report of the Companies for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail reasonably satisfactory to Agent and the Lenders and certified by an independent public accountant satisfactory to Agent, which report shall include balance sheets and statements of income (loss), stockholders' equity and cash-flow for that period, together with a certificate by the accountant setting forth the Defaults and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect.

      (c) Compliance Certificate. Borrower shall deliver to Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

      (d) Shareholder and SEC Documents. Borrower shall deliver to Agent and the Lenders, with reasonable promptness after the release thereof, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders, to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued (other than compliance certificates provided in the ordinary course of business), or sent by Borrower (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of Borrower's securities (other than (i) nonmaterial correspondence provided in the ordinary course of business, and (ii) comment letters received from the SEC and the response of Borrower thereto).

      (e) Financial Information of Companies. Borrower shall deliver to Agent and the Lenders, with reasonable promptness after the written request of Agent or any Lender, such other information about the financial condition, properties and operations of any Company as Agent or such Lender may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to Agent or such Lender and certified by a Financial Officer of the Company or Companies in question.

      Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to such Company) permit Agent, or any representative of Agent, to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

      Section 5.5. Franchises; Change in Business.

      (a) Except as otherwise permitted pursuant to Section 5.12 hereof, each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence, and its rights and franchises.

      (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

      Section 5.6. ERISA Compliance. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any ERISA Plan. Borrower shall furnish to the Lenders (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Lenders of any material taxes assessed, proposed to be assessed or that Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this Section 5.6, "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth. As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent, deliver or cause to be delivered to Agent true and correct copies of any documents relating to the ERISA Plan of any Company.

      Section 5.7. Financial Covenants.

      (a) Leverage Ratio. The Companies shall not suffer or permit at any time the Leverage Ratio to exceed 3.00 to 1.00 (excluding from the calculation of the Leverage Ratio the borrowing permitted under Section 5.8(h) hereof).

      (b) Interest Coverage Ratio. The Companies shall not suffer or permit at any time the Interest Coverage Ratio to be less than 3.00 to 1.00 (excluding from the calculation of the Interest Coverage Ratio the borrowing permitted under Section 5.8(h) hereof).

      Section 5.8. Borrowing. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided, that this Section 5.8 shall not apply to the following:

      (a) the Loans, the Letters of Credit or any other Indebtedness under this Agreement;

      (b) any loans granted to or capital leases entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or capital leases), which loans and capital leases shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and leases for all Companies shall not exceed Thirty Million Dollars ($30,000,000) at any time outstanding;

      (c) Indebtedness under any Hedge Agreement, so long as such Hedge Agreement shall have been entered into in the ordinary course of business and not for speculative purposes;

      (d) the Indebtedness existing on the Closing Date, in addition to the other Indebtedness permitted to be incurred pursuant to this Section 5.8, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof so long as the principal amount thereof shall not be increased after the Closing
Date);

      (e) loans to a Company from a Company;

      (f) guaranties of Indebtedness permitted under this Agreement;

      (g) additional unsecured Indebtedness of the Companies, to the extent not otherwise permitted pursuant to subsections (a) through (f) above, so long as
(i) no Default or Event of Default shall then exist or immediately after incurring such Indebtedness will exist, (ii) the Companies shall be in compliance with the financial covenants set forth in Section 5.7 hereof both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, and (iii) such Indebtedness is permitted to be incurred under the Note Agreement; or

      (h) additional unsecured Indebtedness of the Companies for up to Two Hundred Twenty-Six Million Euros ((euro)226,000,000) incurred (i) in connection with Borrower's corporate organizational purposes, (ii) no more frequently than three times during the Commitment Period and once in any twelve month period, and (iii) in a single transaction or related series of transactions, to the extent not otherwise permitted pursuant to subsections (a) through (f) above, and so long as (A) no Default or Event of Default shall then exist or immediately after incurring such Indebtedness will exist, (B) the Companies shall be in compliance with the financial covenants set forth in Section 5.7 hereof both immediately before and after giving pro forma effect to the incurrence of such Indebtedness, (C) such Indebtedness is permitted to be incurred under the Note Agreement and (D) the principal shall not be or be provided to be outstanding for longer than three Business Days.

      Section 5.9. Liens. No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this
Section 5.9 shall not apply to the following:

      (a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

      (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

      (c) the Liens existing on the Closing Date as set forth in Schedule 5.9 hereto and replacements, extensions, renewals, refundings or refinancings thereof, but only to the extent that the amount of Indebtedness secured thereby shall not be increased;

      (d) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company;

      (e) any Lien granted to Agent, for the benefit of the Lenders;

      (f) any Lien on fixed assets owned by a Company as a result of an Acquisition permitted pursuant to Section 5.13 hereof, so long as such Lien (i) does not extend beyond the assets of the Company so acquired, and (ii) does not secure Indebtedness in an amount greater than one hundred percent (100%) of (A) the Consideration paid in connection with such Acquisition or (B) the fair market value of the property subject to the Lien as of the date of such Acquisition;

      (g) Liens on fixed assets securing the loans or capital leases pursuant to
Section 5.8(b) hereof, provided that such Lien only attaches to the property being acquired or leased;

      (h) Liens on fixed assets of Foreign Subsidiaries;

      (i) judgment or similar Liens, provided that (i) the amount that such Liens secure does not in the aggregate, for all such Liens, exceed by more than Ten Million Dollars ($10,000,000) the amount of insurance available to satisfy the same, and (ii) the execution or other enforcement of such Liens shall have been and remain effectively stayed and the claims secured thereby are currently being contested in good faith by appropriate proceedings;

      (j) Liens incurred by a Company in connection with the issuance of Indebtedness by any governmental instrumentality for the purpose of constructing or acquiring a facility designed for use by a Company in the conduct of its business, provided that no such Lien shall extend to any property other than the respective property so constructed or acquired (or the land underlying the same) or shall secure any Indebtedness in an amount greater than one hundred percent (100%) of the lesser of (i) the purchase price or construction of the property, or (ii) the fair market value of the property at the date of acquisition or construction; or

      (k) vendor Liens granted in the ordinary course of business in connection with the customary terms for purchase of materials, supplies and equipment in European countries.

No Company shall enter into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that would prohibit Agent or the Lenders from acquiring a security interest, mortgage or other Lien on, or a collateral assignment of, any of the property or assets of such Company.

      Section 5.10. Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System.

      Section 5.11. Investments, Loans and Guaranties. No Company shall, without the prior written consent of Agent and the Required Lenders, (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership, (d) make or keep outstanding any advance or loan to any Person, or
(e) be or become a Guarantor of any kind; provided that this Section 5.11 shall not apply to the following:

            (i) guarantees for Indebtedness of the Companies incurred or permitted pursuant to this Agreement;

            (ii) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

            (iii) investments by the Companies in Cash Equivalents;

            (iv) the holding of each of the Subsidiaries listed on Schedule 6.1 hereto, and the creation, acquisition and holding of any new Subsidiary after the Closing Date so long as such new Subsidiary shall have been created, acquired or held in accordance with the terms and conditions of this Agreement and such Subsidiary shall, if required pursuant to Section
      5.20 hereof, promptly become a Guarantor of Payment;

            (v) any investment in, loan to or guaranty of the Indebtedness of, Borrower or a Domestic Subsidiary;

            (vi) any investment in, loan to or guaranty of the Indebtedness or other obligations or liabilities (including accounts payable and liabilities incurred for the purchase of equipment) of a Foreign Subsidiary so long as the Companies are in compliance (and in pro forma compliance after giving effect to such loan, investment or guaranty) with the provisions of Section 5.7 hereof;

            (vii) any advance or loan to an officer or employee of a Company made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Five Million Dollars ($5,000,000) at any time outstanding; or

            (viii) in addition to the investments and loans of the Companies referenced in subparts (i) through (vii) hereof, the Companies may make investments in and loans to any Person (exclusive of investments in and loans to Subsidiaries) so long as the aggregate amount of all such investments by and loans from all Companies, after the Closing Date, does not exceed fifteen percent (15%) of Consolidated Net Worth (as determined from time to time for the most recently completed fiscal quarter of Borrower) during the Commitment Period;

provided, however, that any investment, loan or guaranty not permitted pursuant to the Note Agreement shall not be permitted under this Section 5.11. For purposes of this Section 5.11, the amount of any investment in equity interests shall be based upon the initial amount invested and shall not include any appreciation in value or return on such investment.

      Section 5.12. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

      (a) any Company may merge, consolidate or amalgamate with any other Company (provided that, in a merger with Borrower, Borrower shall be the continuing or surviving Person);

      (b) any Company may sell, lease, transfer or otherwise dispose of any of its assets to any other Company;

      (c) Borrower may liquidate or dissolve any Company that shall not be Borrower or a Guarantor of Payment;

      (d) any Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in such Company's business; or

      (e) Acquisitions may be effected in accordance with the provisions of
Section 5.13 hereof.

      Section 5.13. Acquisitions. No Company shall effect an Acquisition; provided, however, that a Company may effect an Acquisition so long as:

      (a) in the case of a merger, amalgamation or other combination including Borrower, Borrower shall be the surviving entity;

      (b) in the case of a merger, amalgamation or other combination including a Credit Party (other than Borrower), a Credit Party shall be the surviving entity;

      (c) after giving effect to the Acquisition, the general nature of the business of the Companies taken as a whole shall not substantially change from the general nature of the business in which the Companies are engaged on the Closing Date;

      (d) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction;

      (e) no Default or Event of Default shall exist prior to and after giving effect to such Acquisition;

      (f) such Acquisition shall not be actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

      (g) with respect to any Acquisition the Consideration for which is in excess of Twenty Million Dollars ($20,000,000), Borrower shall have provided to Agent and the Lenders, at least twenty (20) days prior to such Acquisition, historical financial statements of the target entity; and

      (h) with respect to any Acquisition the Consideration for which is in excess of Forty Million Dollars ($40,000,000), Borrower shall have provided to Agent and the Lenders, at least twenty (20) days prior to such Acquisition, a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition.

      Section 5.14. Notice.

      (a) Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Lenders in writing whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

      (b) Borrower shall provide written notice to Agent and the Lenders contemporaneously with any notice relating to an Event of Default (as defined in the Note Agreement), or an event with which the passage of time, or the giving of notice, or both, would constitute an Event of Default (as defined in the Note Agreement), being provided by any Company or to any Company in connection with the Note Agreement.

      Section 5.15. Restricted Payments. Borrower shall not pay or commit itself to pay any Restricted Payments at any time if a Default or Event of Default shall then exist or immediately thereafter shall begin to exist, or if such Restricted Payment is not permitted under the Note Agreement.

      Section 5.16. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower shall furnish to the Lenders, promptly after receipt thereof, a copy of any notice such Company may receive from any Governmental Authority, private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section 5.16, "litigation or proceeding" means any suit, suit in equity action, or administrative action, whether brought by any Governmental Authority, private Person or otherwise. Borrower shall defend, indemnify and hold Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

      Section 5.17. Affiliate Transactions. No Company shall, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Company) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees (i) to directors who are not employees of a Company or any Affiliate of a Company or (ii) not in excess of the aggregate, for all Companies, of Five Hundred Thousand Dollars ($500,000) per year to directors who are employees of a Company or any Affiliate of a Company, or (b) any transaction between Borrower and an Affiliate (if a Guarantor of Payment) that Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and that shall not be entered into for the purpose of hindering the exercise by Agent or the Lenders of their rights or remedies under this Agreement.

      Section 5.18. Use of Proceeds. Borrower's use of the proceeds of the Loans shall be solely for working capital and other general corporate purposes of the Companies and to refinance existing Indebtedness.

      Section 5.19. Corporate Names. No Company shall change its corporate name, unless, in each case, Borrower shall provide each Lender with thirty (30) days prior written notice.

      Section 5.20. Subsidiary Guaranties.

      (a) Each Domestic Subsidiary of a Company (that is not a Dormant Subsidiary) created, acquired or held subsequent to the Closing Date, shall immediately execute and deliver to Agent, for the benefit of the Lenders, a Guaranty of Payment of all of the Obligations, such agreements to be in form and substance acceptable to Agent, along with any such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel as may be deemed necessary or advisable by Agent.

      (b) Notwithstanding anything in subpart (a) above to the contrary, (i) a Domestic Subsidiary shall not be required to execute and deliver a Guaranty of Payment so long as (A) the total assets of such Domestic Subsidiary shall be less than the amount of One Million Dollars ($1,000,000), and (B) the aggregate of the total assets of all such Domestic Subsidiaries with total asset values of less than One Million Dollars ($1,000,000) shall not exceed the aggregate amount of One Million Five Hundred Thousand Dollars ($1,500,000); provided that, in the event that the total assets of any Domestic Subsidiary that shall not have complied with the requirements of Section 5.20(a) above shall be at any time equal to or greater than One Million Dollars ($1,000,000), Borrower shall provide Agent and the Lenders with prompt written notice of such asset value and comply with Section 5.20(a) above with respect to such Domestic Subsidiary; and
(ii) The Sunprene Company shall not be required to execute and deliver a Guaranty of Payment until such time, if any, as such Company shall become a Wholly-Owned Subsidiary of Borrower.

      Section 5.21. Restrictive Agreements. Except as set forth in this Agreement, Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to Borrower, (b) make, directly or indirectly, loans or advances or capital contributions to Borrower or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to Borrower; except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement or mortgage.

      Section 5.22. Other Covenants. In the event that any Company shall enter into, or shall have entered into, any Material Indebtedness Agreement, wherein the covenants contained therein shall be more restrictive than the covenants set forth herein, then the Companies shall be bound hereunder by such covenants with the same force and effect as if such covenants were written herein.

      Section 5.23. Guaranty Under Material Indebtedness Agreement. No Domestic Subsidiary shall be or become a Guarantor of the Indebtedness incurred pursuant to the Note Agreement or any other Material Indebtedness Agreement unless such Company, if required pursuant to Section 5.20 hereof, shall also be a Guarantor of Payment under this Agreement prior to or concurrently therewith.

      Section 5.24. Pari Passu Ranking. The Obligations shall, and Borrower shall take all necessary action to ensure that the Obligations shall, at all times, rank at least pari passu in right of payment with all other senior unsecured Indebtedness of Borrower.

      Section 5.25. Note Agreement. Borrower shall not, without the prior written consent of Agent and the Required Lenders, amend, restate, supplement or otherwise modify the Note Agreement to (a) increase the principal amount outstanding thereunder, unless the amount of such increase shall be permitted pursuant to Section 5.8 hereof, (b) change the date of any principal or interest payment to an earlier date, or (c) otherwise modify any provision such that a Default or Event of Default will exist.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

      Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing, and in good standing under the laws of its state or jurisdiction of incorporation or organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in the jurisdictions set forth opposite its name on Schedule 6.1 hereto, all of the states or jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to qualify will not cause or result in a Material Adverse Effect. Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of Borrower (and whether such Subsidiary is a Dormant Subsidiary), its state of formation, its relationship to Borrower, including the percentage of membership interests owned by a Company, each Person that owns the stock or other equity interest of each Company, the location of its chief executive office and its principal place of business.

      Section 6.2. Corporate Authority. Each Credit Party has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any agreement.

      Section 6.3. Compliance with Laws and Contracts. Each Company:

      (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto, except where the failure to do so would not have a Material Adverse Effect;

      (b) is in compliance with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices, except where the failure to be in compliance would not have a Material Adverse Effect; and

      (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound, except with respect to any violation or default that would not have a Material Adverse Effect.

      Section 6.4. Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 hereto, as to any of which, if determined adversely, would not have a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any Governmental Authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

      Section 6.5. Title to Assets. Each Company has good title to and ownership of all material properties it purports to own, which properties are free and clear of all Liens, except those permitted under Section 5.9 hereof.

      Section 6.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no U.C.C. Financing Statement outstanding covering any personal property of any Company (other than any precautionary U.C.C. Financing Statement filed by a lessor in connection with an operating lease that is a true lease of personal property); (b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind. No Company has entered into any contract or agreement (other than a contract or agreement entered into in connection with the purchase or lease of fixed assets that prohibits Liens on such fixed assets) that exists on or after the Closing Date that would prohibit Agent or the Lenders from acquiring a Lien on, or a collateral assignment of, any of the property or assets of any Company.

      Section 6.7. Tax Returns. All federal, provincial, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges that are due and payable have been paid, except as otherwise permitted herein or where the failure to do so does not and will not cause or result in a Material Adverse Effect. The provision for taxes on the books of each Company is expected to be adequate for all years not closed by applicable statutes and for the current fiscal year.

      Section 6.8. Environmental Laws. Each Company is in compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise except where the failure to do so would not have a Material Adverse Effect. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company that would have a Material Adverse Effect. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any suit, suit in equity, action or administrative action, whether brought by any Governmental Authority or private Person, or otherwise.

      Section 6.9. Continued Business. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

      Section 6.10. Employee Benefits Plans. Schedule 6.10 hereto identifies each ERISA Plan. Except as set forth on Schedule 6.10 hereto, no ERISA Event has occurred or is expected to occur with respect to an ERISA Plan. Full payment has been made of all amounts that a Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (a) the ERISA Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a); (b) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely);
(c) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (d) the ERISA Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period"; and (e) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972. Except as set forth on Schedule 6.10 hereto, with respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

      Section 6.11. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

      Section 6.12. Solvency. Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to Agent and the Lenders. Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

      Section 6.13. Financial Statements. The audited Consolidated financial statements of Borrower, for the fiscal year ended August 31, 2003 and the unaudited Consolidated financial statements for the fiscal quarter and nine months ended May 31, 2004, furnished to Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present in all material respects the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business or any material change in any Company's accounting procedures.

      Section 6.14. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors.

      Section 6.15. Material Agreements. Except as disclosed on Schedule 6.15 hereto, no Company is a party to any (a) debt instrument (excluding the Loan Documents); (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended) other than a Company; (e) management or employment contract or contract for personal services with any of its Affiliates that is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement with a third party that, as to subsections (a) through (g) above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a Material Adverse Effect.

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

      Section 6.16. Intellectual Property. Each Company owns or has the right to use all of its material patents, patent applications, industrial designs, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others, except where the failure to do so would not have a Material Adverse Effect.

      Section 6.17. Insurance. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with similarly situated Persons engaged in the same or similar businesses as the Companies.

      Section 6.18. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. After due inquiry by Borrower, there is no known fact that any Company has not disclosed to Agent and the Lenders that has or would have a Material Adverse Effect.

      Section 6.19. Note Agreement. No Event of Default (as defined in the Note Agreement) or Default (as defined in the Note Agreement) exists, nor will any such Event of Default or Default exist immediately after the granting of any Loan or the issuance of any Letter of Credit under this Agreement.

      Section 6.20. Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

      Each of the following shall constitute an Event of Default hereunder:

      Section 7.1. Payments. If (a) the interest on any Loan or any facility or other fee shall not be paid in full when due and payable or within five days thereafter, or (b) the principal of any Loan or any obligation under any Letter of Credit shall not be paid in full when due and payable.

      Section 7.2. Special Covenants. If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.11, 5.12, 5.13, 5.15 or 5.22
hereof.

      Section 7.3. Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to Borrower by Agent or the Required Lenders that the specified Default is to be remedied.

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

      Section 7.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by any Company to the Lenders or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

      Section 7.5. Cross Default. If any Company shall default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

      Section 7.6. ERISA Default. The occurrence of one or more ERISA Events that (a) would have a Material Adverse Effect, or (b) results in a Lien on any of the assets of any Company in excess of the aggregate, for all Companies, of Five Million Dollars ($5,000,000).

      Section 7.7. Change in Control. If any Change in Control shall occur.

      Section 7.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies shall exceed Ten Million Dollars ($10,000,000).

      Section 7.9. Validity of Loan Documents. (a) Any material provision, in the sole opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby. In addition to any other material Loan Documents, this Agreement, each Note and each Guaranty of Payment shall be deemed to be "material".

      Section 7.10. Note Agreement. If (a) an Event of Default (as defined in the Note Agreement) shall occur, (b) the Note Agreement shall be amended, restated, supplemented or otherwise modified in violation of Section 5.25 hereof, or (c) the Indebtedness incurred in connection with the Note Agreement shall be accelerated for any reason.

      Section 7.11. Solvency of Certain Companies. If any Company with assets over One Million Dollars ($1,000,000) but less than Ten Million Dollars ($10,000,000) shall engage in or permit to occur (whether voluntarily or involuntarily) any of the activities set forth in Section 7.12 hereof.

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

      Section 7.12. Solvency. If Borrower or any Subsidiary with assets over Ten Million Dollars ($10,000,000) shall (a) except as permitted pursuant to Section
5.12 hereof, discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or insolvent, or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, (f) file a voluntary petition in bankruptcy, or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of thirty (30) days from commencement of such proceeding or case, or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state, or, if applicable, other jurisdiction) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, (h) have an administrative receiver appointed over the whole or substantially the whole of its assets, or (i) take, or omit to take, any action in order thereby to effect any of the foregoing.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

      Notwithstanding any contrary provision or inference herein or elsewhere:

      Section 8.1. Optional Defaults. If any Event of Default referred to in
Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10 or 7.11 hereof shall occur, Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to Borrower, to:

      (a) terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan and the obligation of the Fronting Lender to issue any Letter of Credit immediately shall be terminated; and/or

      (b) accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

      Section 8.2. Automatic Defaults. If any Event of Default referred to in
Section 7.12 hereof shall occur:

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

      (a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit; and

      (b) the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

      Section 8.3. Letters of Credit. If the maturity of the Obligations shall be accelerated pursuant to Section 8.1 or 8.2 hereof, Borrower shall immediately deposit with Agent, as security for the obligations of Borrower and any Guarantor of Payment to reimburse Agent and the Lenders for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender) to or for the credit or account of any Company, as security for the obligations of Borrower and any Guarantor of Payment to reimburse Agent and the Lenders for any then outstanding Letters of Credit.

      Section 8.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 7.12 hereof or if the maturity of the Obligations is accelerated pursuant to Section 8.1 or 8.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all of the Obligations then owing by Borrower or Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b) or 8.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of Borrower or any Guarantor of Payment, all without notice to or demand upon Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower.

      Section 8.5. Equalization Provision. Each Lender agrees with the other Lenders that if it, at any time, shall obtain any Advantage over the other Lenders or any thereof in respect of the Obligations (except as to Letters of Credit prior to Agent's giving of notice to participate and except under Article III hereof), it shall purchase from the other Lenders, for cash and at par, such additional participation in the Obligations as shall be necessary to nullify the Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of Borrower on any Indebtedness owing by Borrower to that Lender (whether by voluntary payment, by realization upon security, by reason of offset of any deposit or other indebtedness, by counterclaim or cross-action, by the enforcement of any right under any Loan Document, or otherwise), it will apply such payment first to any and all Obligations owing by Borrower to that Lender (including, without limitation, any participation purchased or to be purchased pursuant to this Section 8.5 or any other Section of this Agreement). Borrower agrees that any Lender so purchasing a participation from the other Lenders or any thereof pursuant to this Section 8.5 may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender was a direct creditor of Borrower in the amount of such participation.

      Section 8.6. Other Remedies. The remedies in this Article VIII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. Agent shall exercise the rights under this Article VIII and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

                              ARTICLE IX. THE AGENT

      The Lenders authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

      Section 9.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent nor any of its affiliates, directors, officers, attorneys or employees shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of Borrower or any other Company, or the financial condition of Borrower or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents.

      Section 9.2. Note Holders. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with Agent, signed by such payee and in form satisfactory to Agent.

      Section 9.3. Consultation With Counsel. Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by Agent in accordance with the opinion of such counsel.

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

      Section 9.4. Documents. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

      Section 9.5. Agent and Affiliates. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any Affiliate.

      Section 9.6. Knowledge of Default. It is expressly understood and agreed that Agent shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof or has been notified by Borrower pursuant to
Section 5.14 hereof.

      Section 9.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

      Section 9.8. Release of Guarantor of Payment. In the event of a sale of assets permitted by Section 5.12 hereof (or otherwise permitted pursuant to this Agreement), Agent, at the request and expense of Borrower, is hereby authorized by the Lenders to release a Guarantor of Payment in connection with such asset sale.

      Section 9.9. Notice of Default. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and Agent shall inform the other Lenders in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Obligations.

      Section 9.10. Indemnification of Agent. The Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably, according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction, or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement or any other Loan Document.

      Section 9.11. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrower and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

      Section 9.12. Other Agents. As used in this Agreement, the term "Agent" shall only include Agent. The Syndication Agent shall not have any rights, obligations or responsibilities hereunder in such capacity.

                            ARTICLE X. MISCELLANEOUS

      Section 10.1. Lenders' Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents.

      Section 10.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

      Section 10.3. Amendments, Consents. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Lenders shall be required with respect to (a) any increase in the Commitment hereunder (except as specified in Section 2.9(b) hereof), (b) the extension of maturity of the Loans, the payment date of interest or scheduled principal thereunder, or the payment date of facility or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Loans (provided that the institution of the Default Rate and a subsequent removal of the Default Rate shall not constitute a decrease in interest rate pursuant to this Section 10.3), or in any amount of scheduled principal or interest due on any Loan, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower to the Lenders hereunder, (d) any change in the method for computing interest or fees on the Loans, (e) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (f) the release of any Guarantor of Payment (except in connection with a merger, disposition or other transaction permitted hereunder), or (g) any amendment to this Section 10.3 or Section 8.5 hereof. Notice of amendments or consents ratified by the Lenders hereunder shall be forwarded by Agent to all of the Lenders. Each Lender or other holder of a Note (or interest in any Loan) shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

      Section 10.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given by overnight delivery or made when delivered or two Business Days after being deposited in the mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices from Borrower to Agent or the Lenders pursuant to any of the provisions hereof shall not be effective until received by Agent or the Lenders, as the case may be.

      Section 10.5. Costs, Expenses and Taxes. Borrower agrees to pay on demand all costs and expenses of Agent, including, but not limited to, (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to reasonable attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and

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

out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower also agrees to pay on demand all costs and expenses of Agent and the Lenders, including reasonable attorneys' fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.

      Section 10.6. Indemnification. Borrower agrees to defend, indemnify and hold harmless Agent and the Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates; provided that no Lender nor Agent shall have the right to be indemnified under this Section
10.6 for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

      Section 10.7. Obligations Several; No Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Lenders pursuant hereto shall be deemed to constitute Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between Borrower and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

      Section 10.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      Section 10.9. Binding Effect; Borrower's Assignment. This Agreement shall become effective when it shall have been executed by Borrower, Agent and each Lender and thereafter shall be binding upon and inure to the benefit of Borrower, Agent and each of the Lenders and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Lenders.

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

      Section 10.10. Lender Assignments.

      (a) Assignments of Commitments. Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender's Revolving Credit Commitment, (ii) all Loans made by that Lender, (iii) such Lender's Notes, and
(iv) such Lender's interest in any Letter of Credit and any participation purchased pursuant to Section 2.2(b) or 8.5 hereof.

      (b) Prior Consent. No assignment may be consummated pursuant to this
Section 10.10 without the prior written consent of Borrower and Agent (other than an assignment by any Lender to another Lender or to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment, any Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

      (c) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Seven Million Five Hundred Thousand Dollars ($7,500,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein.

      (d) Assignment Fee. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

      (e) Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require.

      (f) Non-U.S. Assignee. If the assignment is to be made to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor Lender, Agent and Borrower that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor Lender, Agent and Borrower either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN, as applicable

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

(wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the assignor, Agent and Borrower) to provide to the assignor Lender, Agent and Borrower a new Form W-8ECI or Form W-8BEN, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      (g) Deliveries by Borrower. Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, Borrower shall execute and deliver (i) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (ii) to the assignee and the assignor, if applicable, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

      (h) Effect of Assignment. Upon satisfaction of all applicable requirements of set forth in subsections (a) through (g) above, and any other condition contained in this Section 10.10, (i) the assignee shall become and thereafter be deemed to be a "Lender" for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Lender" and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

      (i) Agent to Maintain Register. Agent shall maintain at the address for notices referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      Section 10.11. Sale of Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a "Participant") in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note held by it); provided, that:

      (a) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

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

      (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

      (c) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

      (d) such Participant shall be bound by the provisions of Section 8.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

      (e) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described as follows:

            (i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

            (ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the commitment fee, without the written consent of each Participant affected thereby.

Borrower agrees that any Lender that sells participations pursuant to this
Section 10.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided, however, that the obligations of Borrower shall not increase as a result of such transfer and Borrower shall have no obligation to any Participant.

      Section 10.12. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

      Section 10.13. Investment Purpose. Each of the Lenders represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

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

      Section 10.14. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all of the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

      Section 10.15. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      Section 10.16. Currency.

      (a) Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the Dollar Equivalent.

      (b) Judgment Currency. If Agent, on behalf of the Lenders, obtains a judgment or judgments against any Credit Party in an Alternate Currency, the obligations of such Credit Party in respect of any sum adjudged to be due to Agent or the Lenders hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by Agent of the Judgment Amount in the Alternate Currency, Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in such Alternate Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount that has accrued as a result of the failure of such Credit Party to pay the sum originally due hereunder or under the Notes when it was originally due and owing to Agent or the Lenders hereunder or under the Notes) was originally due and owing to Agent or the Lenders hereunder or under the Notes (the "Original Due Date") (the "Loss"), such Credit Party agrees as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, Agent or such Lender agrees to remit such excess to such Credit Party.

      Section 10.17. Governing Law; Submission to Jurisdiction. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower, Agent, and the Lenders shall be governed by Ohio law, without regard to principles of conflicts of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in

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

such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page left intentionally blank]

      Section 10.18. JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, BORROWER, AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

      IN WITNESS WHEREOF, the parties have executed and delivered this Credit Agreement in Cleveland, Ohio as of the date first set forth above.

Address: 3550 West Market Street           A. SCHULMAN, INC.
         Akron, Ohio 44333
         Attn: Robert A. Stefanko          By: /s/ Robert A. Stefanko
               Chief Financial Officer         ---------------------------------
                                               Robert A. Stefanko
                                               Chairman of the Board, Chief
                                                 Financial Officer and
                                                 Executive Vice President -
                                                 Finance and Administration

Address: 127 Public Square                 KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114-1306           as Agent and as a Lender
         Attn: Institutional Banking
                                           By: /s/ Marianne T. Meil
                                               ---------------------------------
                                               Marianne T. Meil
                                               Vice President

Address: One Cascade Plaza                 NATIONAL CITY BANK,
         Akron, Ohio 44308                    as Syndication Agent and as a
         Attn: Commercial Lending             Lender

                                           By: /s/ Kevin O. Thompson
                                               ---------------------------------
                                               Kevin O. Thompson
                                               Senior Vice President

Address: 1404 East 9th Street              FIFTH THIRD BANK
         Cleveland, Ohio 44114
         Attn: Commercial Lending          By: /s/ Martin H. McGinty
                                               ---------------------------------
                                               Martin H. McGinty
                                               Vice President

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

Address: 125 West 55th Street              KBC BANK, N.V., NEW YORK BRANCH
         New York, New York 10019
         Attn: Corporate Banking           By: /s/ Jean-Pierre Diels
                                               ---------------------------------
                                               Name: Jean-Pierre Diels
                                               Title: First Vice President

                                           By: /s/ William Cavanaugh
                                               ---------------------------------
                                               Name: William Cavanaugh
                                               Title: Vice President

                                      E-67